EXHIBIT 2.1

_____________________________________________________

AGREEMENT AND PLAN OF MERGER
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BY AND AMONG

NEWGEN BIOPHARMA CORP.

(FORMERLY GREENWIND NRG INC.)

and

NEWGEN MERGER SUB INC.

and

NEWGEN BIOPHARMA CORPORATION

Dated as of January 10, 2017

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into on January 10, 2017, by and among NEWGEN BIOPHARMA CORP. (formerly GREENWIND NRG INC.), a Nevada corporation (“Parent”), NEWGEN MERGER SUB INC., a New Jersey corporation (“Acquisition Corp.”) and NEWGEN BIOPHARMA CORPORATION, a New Jersey corporation (the “Company”).

W I T N E S S E T H :

WHEREAS, the Board of Directors of each of Acquisition Corp., Parent and the Company have each determined that it is fair to and in the best interests of their respective corporations and stockholders for Acquisition Corp. to be merged with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth herein;

WHEREAS, Parent and the Company have entered into that certain binding letter of intent dated October 27, 2016 (the “LOI”);

WHEREAS, the Board of Directors of each of Parent, Acquisition Corp. and the Company have approved the Merger in accordance with the Nevada Revised Statutes (the “NRS”) and the New Jersey Business Corporation Act (the “NJBCA”), and upon the terms and subject to the conditions set forth herein and in the Certificate of Merger attached hereto as Exhibit A (the “Certificate of Merger”);

WHEREAS, Parent, as the sole stockholder of Acquisition Corp., has approved this Agreement, the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger;

WHEREAS, as of or prior to the Closing (as defined below), not less than the requisite stockholders of the Company (the “Stockholders”) as required by Section 14A:10-3 of the NJBCA shall have approved, by written consent pursuant to Section 14A:5-6 of the NJBCA or by a vote at a duly noticed meeting of the Stockholders pursuant to Section 14A:5-1 et seq. of the NJBCA, this Agreement and the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger;

WHEREAS, prior to, or immediately following the Closing, Parent (as it will exist as of the Closing) will issue and sell up to a maximum of $2,000,000 of its Units, with each “Unit” consisting of (i) one share of its common stock and (ii) a warrant to purchase one share of its common stock at $1.00 per share, at $1.00 per Unit, in an offering to accredited investors (the “Private Placement”), which proceeds shall be paid by Parent to the Surviving Corporation (as defined below) upon Parent’s receipt thereof for the purpose of financing the ongoing business and operations of the Surviving Corporation following the Merger; and

WHEREAS, the parties hereto intend that the Merger contemplated herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of Section 368(a)(2)(E) of the Code.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

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ARTICLE I.
THE MERGER

Section 1.01          Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Acquisition Corp. shall be merged with and into the Company in accordance with Section 14A:10-1 et seq. of the NJBCA. At the Effective Time (as defined below), the separate legal existence of Acquisition Corp. shall cease and the Company shall be the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of New Jersey under a name, other than “NewGen BioPharma Corporation”, to be determined by the Board of Directors of the Company prior to the Effective Time.

Section 1.02          Effective Time. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey in accordance with Section 14A:10-4.1 of the NJBCA. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the “Effective Time.”

Section 1.03          Closing. The closing of the Merger (the “Closing”) shall occur concurrently with the Effective Time (the date thereof, the “Closing Date”). The Closing shall occur at the offices of Greenberg Traurig, LLP referred to in Section 10.01 hereof. At the Closing, all of the documents, certificates, agreements, and instruments referenced in Article VII will be executed and delivered as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

Section 1.04          Certificate of Incorporation, By-laws, Directors and Officers.

(a)           The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation in all respects, except solely for the name of the Surviving Corporation, which shall be as set forth in Section 1.01 , from and after the Effective Time until amended in accordance with applicable law and the provisions set forth in such Certificate of Incorporation.

(b)           The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation and such By-laws.

(c)           The directors and officers listed in Exhibit B hereto shall be the directors and officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or By-laws of the Surviving Corporation.

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Section 1.05          Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of Acquisition Corp. and the Company (collectively, the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

Section 1.06          Manner and Basis of Converting Shares.

(a)           At the Effective Time:

(i)            each share of common stock, no par value per share, of Acquisition Corp. that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of common stock, no par value per share, of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

(ii)           the shares of common stock, no par value per share, of the Company (the “Company Stock”) beneficially owned by the Stockholders listed in Schedule 1.06 (other than shares of Company Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the NJBCA and not withdrawn or otherwise forfeited and shares of Company Stock set forth in Section 1.06(a)(iii) hereof), shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the number of shares of common stock, par value $0.001 per share, of Parent (the “Parent Common Stock”) specified in Schedule 1.06 for each of the Stockholders, which, if the Closing Date was the date hereof, would be equal to approximately 3.9 shares of Parent Common Stock for each 1 share of Company Stock except as expressly set forth therein; and

(iii)          each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time, if any, shall be cancelled in the Merger and cease to exist.

(b)          The parties hereby agree that Schedule 1.06 may be updated by the Company up until the Effective Time to make any modifications to the number of shares of Parent Common Stock to be received by the Stockholders at the Effective Time for each one (1.00) share of Company Stock that may be required as a result of any event or occurrence after the date hereof and before the Effective Time that requires such a modification.

(c)           After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time.

Section 1.07          Surrender and Exchange of Certificates. Promptly after the Effective Time and upon surrender of a certificate or certificates representing shares of Company Stock, if any, or an affidavit and indemnification in form reasonably acceptable to counsel for Parent stating that such Stockholder has lost its certificate or certificates, if any, or that such have been destroyed or that no such certificate was delivered, Parent shall issue to each record holder of Company Stock surrendering such certificate or certificates, or affidavit and indemnification, as applicable, a certificate or certificates registered in the name of such Stockholder representing the number of shares of Parent Common Stock that such Stockholder shall be entitled to receive as set forth in Section 1.06(a)(ii) hereof. Until the certificate or certificates, or affidavit and indemnification, as applicable, is or are surrendered as contemplated by this Section 1.07 , each certificate that immediately prior to the Effective Time represented any outstanding shares of Company Stock shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the number of shares of Parent Common Stock specified in Schedule 1.06 hereof for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of the NJBCA.

Section 1.08          Parent Common Stock. Parent agrees that it will cause the Parent Common Stock into which the Company Stock is converted at the Effective Time pursuant to Section 1.06(a)(ii) to be available for such purposes. Parent further covenants that, immediately following the Effective Time, there will be no more than 52,000,000 shares of Parent Common Stock issued and outstanding, which shall consist of (i) 10,000,000 shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time, (ii) an aggregate of 40,000,000 shares of Parent Common Stock issued to the Stockholders as set forth in Section 1.06(a)(ii) , and (iii) 2,000,000 shares of Parent Common Stock which may be issued and outstanding pursuant to the Private Placement, excluding any shares of common stock issuable under outstanding warrants, and that no other common or preferred stock or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities of Parent shall be issued or outstanding, except for the Units to be issued pursuant to the Private Placement (to the extent not issued prior to the Effective Time), and as otherwise described herein.

Section 1.09          Reserved.

Section 1.10          Operation of Surviving Corporation. The Company acknowledges that upon the effectiveness of the Merger, and the material compliance by Parent and Acquisition Corp. with their respective duties and obligations hereunder, Parent shall have the absolute and unqualified right to deal with the assets and business of the Surviving Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

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Section 1.11          Further Assurances. From time to time, from and after the Effective Time, as and when reasonably requested by Parent, the proper officers and directors of the Company as of the Effective Time shall, for and on behalf and in the name of the Company or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments, and shall take or cause to be taken such further actions as Parent or its successors or assigns reasonably may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of the Company, or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Acquisition Corp. that, except as set forth in the disclosure schedules delivered by the Company to Parent and Acquisition Corp. (the “Disclosures”) which have been provided to Parent prior to the date hereof:

Section 2.01          Organization, Standing, Subsidiaries, Etc.

(a)           The Company is a corporation duly organized and existing in good standing under the laws of the State of New Jersey and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the Certificate of Merger and to carry out the terms hereof and thereof. Copies of the Certificate of Incorporation and By-laws of the Company that have been delivered to Parent and Acquisition Corp. prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

(b)           The Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

Section 2.02          Qualification. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Company taken as a whole (the “Condition of the Company”).

Section 2.03          Capitalization of the Company. The authorized capital stock of the Company consists of 40,000,000 shares of Company Stock, of which there are approximately 7,000,000 shares of Company Stock issued and outstanding. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable and none of such shares have been issued in violation of the preemptive rights of any natural person, corporation, business trust, association, limited liability company, partnership, joint venture, other entity, government, agency or political subdivision (each, a “Person”). The offer, issuance and sale of such shares of Company Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) effected in conformity with all other applicable securities laws. None of such shares of Company Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” law. Except as otherwise set forth in this Agreement or the Disclosures, the Company has no outstanding options, rights or commitments to issue Company Stock or other securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Company Stock or other securities of the Company.

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Section 2.04          Indebtedness. The Company has no Indebtedness for Borrowed Money (as defined below), except as set forth on Schedule 2.04 or disclosed on the Balance Sheet (as defined below). For purposes of this Agreement, “Indebtedness for Borrowed Money” shall mean (i) all Indebtedness (as defined below) in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (ii) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (iii) all such Indebtedness guaranteed by the Company. Furthermore, for purposes of this Agreement, “Indebtedness” shall mean any obligation of the Company which, under generally accepted accounting principles in the United Stated (“GAAP”), is required to be shown on the balance sheet of the Company as a liability.

Section 2.05          Company Stockholders. Schedule 1.06 hereto contains a true and complete list of the names of the record owners of all of the outstanding shares of Company Stock, together with the number of securities held or to which such Person has rights to acquire. To the knowledge of the Company, there is no voting trust, agreement or arrangement among any of the beneficial holders of Company Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Stock.

Section 2.06          Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement and the Certificate of Merger (together, the “Merger Documents”) have been duly authorized by the Board of Directors of the Company and, as of the Closing, shall have been approved by the requisite vote of the Stockholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken or will have been taken at or prior to the Closing.

Section 2.07          Compliance with Laws and Instruments. The business, products and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of the Company. To the Company’s knowledge, the execution, delivery and performance by the Company of the Merger Documents and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing, (b) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Certificate of Incorporation or By-laws of the Company, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except as would not have a material adverse effect on the Condition of the Company, and (d) will not result in the creation or imposition of any Lien upon any property or asset of the Company, where “Lien” shall mean any claim, lien, pledge, assignment, option, charge, easement, license, restraint, security interest, encumbrance, mortgage or other right or obligation (including, without limitation, with respect to equity, any preemptive right, right of first refusal, put, call or other restriction on transfer, and, with respect to Intellectual Property (as defined below), any license, covenant, release or immunity). The Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or By-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of the Company, any other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected.

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Section 2.08          Binding Obligations. The Merger Documents constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 2.09          Broker’s and Finder’s Fees. No Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against the Company, Parent, Acquisition Corp. or any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 2.10          Financial Statements. Parent has previously been provided with the Company’s unaudited balance sheet (the “Balance Sheet”) as of December 31, 2016 and 2015 (the “Balance Sheet Date”) and the unaudited statements of operations and accumulated deficits and cash flows for the year ended December 31, 2016 and 2015. Such financial statements are collectively referred to as the “Financial Statements”. Such Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with GAAP applied on a basis consistent with prior accounting periods.

Section 2.11          Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.11, the Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing except (a) as disclosed in the Balance Sheet, (b) to the extent set forth on or reserved against in the Balance Sheet or the notes to the Financial Statements, or (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which (individually or in the aggregate) has had or will have a material adverse effect on the Condition of the Company.

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Section 2.12          Changes. Except as set forth on Schedule 2.12, since the Balance Sheet Date, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and related transactions and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of the Company, (g) entered into any transaction other than in the usual and ordinary course of business, (h) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice or as described in the Disclosures, or entered into any employment agreement, (i) issued or sold any shares of capital stock, bonds, notes, debentures or other securities of the Company or granted any options (including employee stock options), warrants or other rights with respect thereto, (j) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (k) suffered or experienced any change in, or condition affecting, the Condition of the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (l) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (m) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (n) suffered any material loss not reflected in the Balance Sheet or its statement of income for the period ended on the Balance Sheet Date, (o) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant or (p) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

Section 2.13          Assets and Contracts.

(a)           Schedule 2.13(a) contains a true and complete list of all real property leased by the Company, including a brief description of each item thereof and of the nature of the Company’s interest therein, and of all tangible personal property owned or leased by the Company having a cost or fair market value of greater than $50,000, including a brief description of each item and of the nature of the interest of the Company therein. All the real property listed in the Disclosures is leased by the Company under valid and enforceable lease agreements, copies of which have been provided to Parent and Acquisition Corp.; such leases are enforceable in accordance with their terms, and to the Company’s knowledge there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company, and the Company has not received any notice or claim of any such default. The Company does not own any real property.

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(b)           Except as expressly set forth on Schedule 2.13(b) or the Balance Sheet or the notes thereto or as contemplated by this Agreement, the Company is not a party to any written agreement not made in the ordinary course of business that is material to the Company. Except as set forth in the Disclosures or as contemplated by this Agreement, the Company is not a party to or otherwise bound by any written (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which the Company is a lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $50,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) lease or agreement under which the Company is a lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate (as defined below) or any “associate” (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (k) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) material distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register its securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months after the Closing Date that involves an expenditure or receipt by the Company in excess of $50,000. Except as set forth on Schedule 2.13(b), none of the agreements, contracts, leases, instruments or other documents or arrangements described in the Disclosures requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby. For purposes of this Agreement, an “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

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(c)           The Company has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the material contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected. To the knowledge of the Company, all parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default thereunder. The Company does not have outstanding any power of attorney.

Section 2.14          Employees. Except as set forth on Schedule 2.14, the Company has complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties. Other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director or employee of the Company.

Section 2.15          Tax Returns and Audits.

(a)           Except as set forth on Schedule 2.15, all required federal, state and local Tax Returns (as defined below) of the Company have been accurately prepared and duly and timely filed, and all federal, state and local Taxes (as defined below) required to be paid on or prior to the date hereof with respect to the periods covered by such returns have been paid. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of the Company’s federal income tax returns has been audited by any governmental authority; and none of the Company’s state or local income or franchise tax returns has been audited by any governmental authority. The reserves for Taxes reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid Taxes known to and payable by the Company as of the Balance Sheet Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, without limitation, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. To the Company’s knowledge, there are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The Company is not obligated to make a payment, nor is it a party to any agreement that under certain circumstances could obligate it to make a payment that would not be deductible under Section 280G of the Code. The Company has not agreed, nor is it required, to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law), whether by reason of a change in accounting method or otherwise, for any Tax period for which the applicable statute of limitations has not yet expired. The Company (i) is not a party to, nor is it bound by or obligated under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, “Tax Sharing Agreements”), and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax Sharing Agreements.

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(b)           For purposes of this Agreement, the following terms shall have the meanings provided below:

(i)            “Tax” or “Taxes” shall mean (a) any and all material taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, without limitation, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Treasury Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

(ii)           “Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065)) required to be supplied to a Tax authority relating to Taxes.

Section 2.16          Patents and Other Intangible Assets.

(a)           Schedule 2.16(a) contains a true and complete list of all Intellectual Property (as defined below) presently owned, possessed, used or held by the Company (“Company Intellectual Property”), and the Company owns the entire right, title and interest in and to the same, free and clear of all Liens and restrictions, or, in the case of Company Intellectual Property licensed to the Company, the Company has the right to use the same. Schedule 2.16(a) also contains a true and complete list of all licenses granted to or by the Company with respect to the foregoing. All Company Intellectual Property (i) is subject to no pending or, to the Company’s knowledge, threatened challenge, and (ii) can and will be held by the Surviving Corporation as a result and immediately following the consummation of the Merger in the same manner and capacity as it is held by the Company as of the date hereof and without the consent of any Person other than the Company. Neither the execution nor delivery of the Merger Documents, nor the consummation of the transactions contemplated thereby will give any licensor or licensee of the Company any right to change the terms or provisions of, terminate or cancel, any license to which the Company is a party.

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(b)           Except as set forth on Schedule 2.16(a), the Company (i) to its knowledge, owns or has the right to use, free and clear of all Liens, claims and restrictions, all Company Intellectual Property used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property with respect to the use thereof or in connection with the conduct of its business or otherwise.

(c)           To the knowledge of the Company, there is no material unauthorized use, disclosure, infringement or misappropriation by any third party of any of the Company Intellectual Property, including by any employee or former employee of the Company; provided, however, that the possibility exists that other Persons, completely independently of the Company or its employees or agents, could have developed Intellectual Property similar or identical to that of the Company.

(d)           Each employee of, or consultant to, the Company, that has performed services significant to the Company’s Intellectual Property has entered into an agreement to assign to the Company any and all rights, title and interest in and to any ideas, inventions or other Intellectual Property comprising the Company’s Intellectual Property, including any moral rights the Company may have in such Intellectual Property.

(e)           The Company has taken reasonable precautions customary in the territory and industry in which the Company operates to protect the secrecy, confidentiality, and value of its material Trade Secrets (as defined below), that it intends to maintain as Trade Secrets. Such Trade Secrets are not part of the public knowledge or literature, and, to the knowledge of the Company, have not been used, divulged, or appropriated for the benefit of any Person (other than the Company), except pursuant to a properly executed standard confidentiality and non-disclosure agreement and, to the knowledge of the Company, no Person has materially breached such agreement. No third party has challenged any of the Company’s Trade Secrets in any action or proceeding or, to the knowledge of the Company, threatened to do so.

(f)            As used herein, “Intellectual Property” means: (i) patents, patent applications of any kind (including, without limitation, provisional, utility, divisions, continuations, continuations in part and renewal applications and foreign counterparts thereof), inventions, discoveries, inventor’s certificates, and invention disclosures (whether or not patented), and any renewals, extensions, re-examinations, supplementary protection certificates or reissues thereof, in any jurisdiction; (ii) rights in registered and unregistered trademarks, trade names, service marks, brand names, certification marks, trade dress, logos, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (iii) domain names, uniform resource locators and other names and locators associated with the Internet, and any and all applications or registrations therefor; (iv) all trade secrets, and other confidential information including technology, know how, data, processes, schematics, business methods, formulae, drawings, designs, compositions of matter, techniques, improvements, methods (including manufacturing methods), clinical and regulatory strategies, formulations, manufacturing data and processes specifications, manuals, research and development/clinical proposals and proprietary customer and supplier lists, and all documentation relating to any of the foregoing (“Trade Secrets”); (v) copyrighted and copyrightable writings, published and unpublished writings and other works, whether copyrightable or not, in any jurisdiction, registrations or applications for registration of copyrights in any jurisdiction, designs, schematics and specifications, derivative works in any jurisdiction for the foregoing, and any renewals or extensions thereof or moral rights related thereto; (vi) rights under all agreements, including agreements with any Person, relating to the foregoing; (vii) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing; and (viii) any and all other intellectual property or proprietary rights relating to any of the foregoing.

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Section 2.17          Employee Benefit Plans; ERISA.

(a)           There are no “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended (“ERISA”)) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of any type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company, whether written or unwritten and whether or not funded. Any such plans listed on Schedule 2.17 hereto are hereinafter referred to collectively as the “Employee Benefit Plans,” and each as an “Employee Benefit Plan.”

(b)           All current and prior material documents, including all amendments thereto, with respect to each Employee Benefit Plan have been made available to Parent and Acquisition Corp. or their advisors.

(c)           To the knowledge of the Company, all Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

(d)           There are no pending claims or lawsuits that have been asserted or instituted against any Employee Benefit Plan, the assets of any of the trusts or funds under the Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does the Company have any knowledge of any incident, transaction, occurrence or circumstance that might reasonably be expected to form the basis of any such claim or lawsuit.

(e)           There is no pending or, to the knowledge of the Company, contemplated investigation, or pending or possible enforcement action by the United States Pension Benefit Guaranty Corporation, Department of Labor, Internal Revenue Service or any other government agency with respect to any Employee Benefit Plan, and the Company has no knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

(f)            No actual or, to the knowledge of the Company, contingent liability exists with respect to the funding of any Employee Benefit Plan or for any other expense or obligation of any Employee Benefit Plan, except as disclosed on the financial statements of the Company, and no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

(g)           No events have occurred or are expected to occur with respect to any Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such Employee Benefit Plan.

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Section 2.18          Title to Property and Encumbrances. The Company has good and marketable title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases that are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens (as defined below) and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business. Without limiting the generality of the foregoing, the Company has good and indefeasible title to all of its properties and assets reflected in the Balance Sheet, except for property disposed of in the usual and ordinary course of business since the Balance Sheet Date and for property held under valid and subsisting leases that are in full force and effect and that are not in default. For purposes of this Agreement, “Permitted Liens” shall mean: (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmens’ and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits, and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

Section 2.19          Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in reasonably good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the Company’s business.

Section 2.20          Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its properties, assets or business, and after reasonable investigation, the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 2.21          Licenses. The Company possesses from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for the Company to engage in the business currently conducted by it, all of which are in full force and effect.

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Section 2.22          Interested Party Transactions. No officer, director or stockholder of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

Section 2.23          Environmental Matters.

(a)           To the knowledge of the Company, the Company has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials (as defined below) on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws (as defined below).

(b)           To the knowledge of the Company, the historical and present operations of the business of the Company are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a material adverse effect on the Condition of the Company.

(c)           For purposes of this Agreement, the following terms shall have the meanings provided below:

(i)            “Environmental Laws” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136, et seq. and comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq.; as any of the above statutes have been amended as of the date hereof, all rules, regulations and policies promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule, regulation or policy governing environmental matters, as the same have been amended as of the date hereof.

(ii)           “Hazardous Material” shall mean any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; or (c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

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Section 2.24          FDA and Related Matters.

(a)           The Company is and at all times has been in compliance in all respects with (i) all laws, rules, regulations and policies of the Food and Drug Administration (“FDA”), Drug Enforcement Administration (“DEA”), European Medicines Agency (“EMA”) and other Healthcare Regulatory Authorities (as defined below) and (ii) all Healthcare Regulatory Authorizations (as defined below), including all requirements of the FDA, DEA, the EMA and all other Healthcare Regulatory Authorities, that are applicable to the Company or by which any property, product, or other asset of the Company (including, without limitation, any Product Candidate (as defined below)) is bound or affected. As of the date of this Agreement, the Company has not received any written notification of any pending or, to the knowledge of the Company, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Healthcare Regulatory Authority. As used herein, “Healthcare Regulatory Authorities” means any entities that are concerned with or regulate the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices or are concerned with or regulate public health care programs. As used herein, “Healthcare Regulatory Authorizations” means all approvals, clearances, authorizations, registrations, certifications, licenses and permits granted by any Healthcare Regulatory Authority, including all investigational new drug applications and new drug applications. As used herein, “Product Candidates” means pharmaceuticals, cosmaceuticals, compounds or other products under development, current, active or otherwise, or consideration by the Company or any of its licensees.

(b)           The Company holds and at all relevant times has held all Healthcare Regulatory Authorizations required for the conduct of its business, and all such Healthcare Regulatory Authorizations are in full force and effect. No event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Healthcare Regulatory Authorization.

(c)           Schedule 2.24(c) contains a complete and accurate list of all of the Product Candidates of the Company, listing, where applicable, those Product Candidates for which the Company has applied for or has authorization or clearance through inaction to test the product in human subjects (“Human Testing Authorization”) according to applicable regulations and listing the type of application made. For those Product Candidates listed in Schedule 2.24(c) as having Human Testing Authorization, such Human Testing Authorization has not been revoked or rescinded. No notification has been received by the Company from any Healthcare Regulatory Authority that would reasonably be expected to preclude the Company from continuing to test such Product Candidates. No applications made or other materials submitted by the Company to any Healthcare Regulatory Authority contained an untrue statement of material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading on a material matter.

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(d)           There are no facts or circumstances that the Company has concluded are reasonably likely to have a material adverse effect on the continued supply (either for clinical or commercial purposes) of the active ingredients or raw materials necessary to produce the Product Candidates currently used in clinical trials.

(e)           Schedule 2.24(e) contains a complete and accurate list of all of the Company’s research programs relating to any Product Candidates ongoing immediately prior to the date of this Agreement.

(f)            The Company has not received any material written information from any Healthcare Regulatory Authority with jurisdiction over the marketing, sale, use, handling and control, safety, efficacy, reliability, or manufacturing of any of the Company’s products or services which would reasonably be expected to lead to the revocation, withdrawal, or denial of any application for marketing approval before such Healthcare Regulatory Authority.

(g)           The Company has made available to Parent all reports, documents, claims, notices, filings, minutes, transcripts, recordings and other material correspondence between the Company and any Healthcare Regulatory Authority.

(h)                All material reports, documents, claims, applicable product registration files and dossiers, notices and similar filings required to be filed, maintained, or furnished to any Healthcare Regulatory Authority by the Company have been so filed, maintained or furnished and, to the knowledge of the Company, were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(i)            The Company has not voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any Product Candidate being administered in a human clinical trial sponsored by the Company. The Company has not received any written notice that the FDA or any other governmental or regulatory authority has (i) commenced, or threatened to initiate, any action to request the recall of any Product Candidate, (ii) commenced, or threatened to initiate, any action to enjoin the manufacture or distribution of any Product Candidate, or (iii) commenced, or threatened to initiate, any action to enjoin the manufacture or distribution of any Product Candidate produced at any facility where any Product Candidate is manufactured, tested, processed, packaged or held for sale.

(j)            All clinical and pre-clinical studies conducted by or on behalf of or sponsored by the Company, or in which the Company or its products or Product Candidates have participated were and, if still pending, are being conducted in accordance with all internal health, safety and environmental guidelines and standards of the Company, any and all applicable trial protocols, standard medical and scientific research procedures and all applicable laws, rules, regulations and policies, including, but not limited to, compliance with the requirements of Good Laboratory Practice (21 C.F.R. pt. 58) and FDA regulations relating to Good Clinical Practice and Clinical Trials (including 21 C.F.R. pt. 312 and all requirements relating to protection of human subjects contained in 21 C.F.R. pts. 50, 54, and 56), any relevant current International Conference on Harmonization (ICH) guidance documents, and all similar local, state, federal, EU and other foreign laws or regulatory requirements, and any adverse event reporting requirements of any of the foregoing. The Company has not received any written notices, correspondence or other communication from any regulatory authority requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company, or in which the Company has participated.

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(k)           All clinical trials conducted by or on behalf of the Company and relied on for marketing authority conform to the characteristics of “adequate and well-controlled studies” set forth in 21 C.F.R. § 314.126.

(l)            All manufacturing operations conducted by or for the benefit of the Company, whether domestic or foreign, have been, and are being conducted in material compliance with the FDA’s current Good Manufacturing Practice regulations for drug and biological products, including, without limitation, the relevant current International Conference on Harmonization (ICH) guidance documents (including, without limitation, the ICH Guidance Q7A Good Manufacturing Practices Guidance for Active Pharmaceutical Ingredients), 21 C.F.R. Parts 210, 211, 606 and 610, and all similar local, state, federal, EU and other foreign laws or regulatory requirements.

(m)          The Company has not received any FDA Form 483, notice of adverse finding, warning letters, untitled letters or other notices alleging a lack of safety from any Healthcare Regulatory Authority, and there is no action or proceeding pending or, to the knowledge of the Company, threatened by any such Healthcare Regulatory Authority, contesting the approval of, the uses of, or the labeling or promotion of, or otherwise alleging any violation of law with respect to, any product manufactured, distributed or marketed by or on behalf of the Company.

(n)           The Company is not the subject of any pending or, to the knowledge of the Company, threatened investigation regarding the Company or its products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto, or otherwise. Neither the Company nor, to the knowledge of the Company, any officer, employee, agent or distributor of the Company, has committed or been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar law or authorized by 21 U.S.C. § 335a(b) or any similar law. Neither the Company nor, to the knowledge of the Company, any officer, employee, agent or distributor of the Company, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar law. As of the date hereof, no claims, actions, proceedings or investigations that would reasonably be expected to result in a material debarment or exclusion of the Company is pending or, to the knowledge of the Company, threatened, against the Company or, to the knowledge of the Company, any of its directors, officers, employees or agents.

(o)           No clinical hold or termination of a clinical study has been ordered by the FDA under 21 C.F.R. § 312.42 or § 312.44, or by any other Healthcare Regulatory Authority on any clinical trial of a product of the Company, and no such clinical trial has otherwise been suspended or terminated by any person (including the Company) prior to completion.

(p)           Neither the Company nor any Affiliate thereof has taken or agreed to take any action or has any knowledge of any fact or circumstance that the Company believes is reasonably likely to materially impede or delay receipt of any approval or consent from any Healthcare Regulatory Authority that is necessary to consummate the Merger or the other transactions contemplated by this Agreement.

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Section 2.25          Questionable Payments. Neither the Company nor any director, officer or, to the best knowledge of the Company, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 2.26          Obligations to or by Stockholders. Except as set forth on Schedule 2.26, the Company has no liability or obligation or commitment to any Stockholder or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any Stockholder, nor does any Stockholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

Section 2.27          Disclosure. No representation or warranty by the Company herein and no information disclosed by the Company in the schedules or exhibits hereto (including, without limitation, the Disclosures) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION CORP.

Parent and Acquisition Corp. represent and warrant to the Company as follows. Notwithstanding anything to the contrary contained herein, disclosure of items in the Parent SEC Documents (as defined below) shall be deemed to be disclosure of such items for all purposes under this Agreement, including, without limitation, for all applicable representations and warranties of Parent and Acquisition Corp.:

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Section 3.01          Organization and Standing. Parent is a corporation duly organized and existing in good standing under the laws of the State of Nevada. Acquisition Corp. is a corporation duly organized and existing in good standing under the laws of the State of New Jersey. Parent and Acquisition Corp. have heretofore delivered to the Company complete and correct copies of their respective charter documents and by-laws as now in effect. Parent and Acquisition Corp. have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets. Neither Parent nor Acquisition Corp. has any subsidiaries (except Parent’s ownership of Acquisition Corp.) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. Parent owns all of the issued and outstanding capital stock of Acquisition Corp. free and clear of all Liens, and there are no outstanding options, warrants or rights to purchase capital stock or other securities of Acquisition Corp., other than the capital stock owned by Parent. Unless the context otherwise requires, all references in this Article III to “Parent” shall be treated as being a reference to Parent and Acquisition Corp. taken together as one enterprise.

Section 3.02          Corporate Authority. Each of Parent and/or Acquisition Corp. (as the case may be) has full corporate power and authority to enter into the Merger Documents and the other agreements to be made pursuant to the Merger Documents, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documents and such other agreements and documents by Parent and/or Acquisition Corp. (as the case may be) have been duly and validly taken or will have been so taken prior to the Closing.

Section 3.03          Broker’s and Finder’s Fees. No Person is entitled by reason of any act or omission of Parent or Acquisition Corp. to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the Certificate of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby.

Section 3.04          Capitalization of Parent. The authorized capital stock of Parent consists of 300,000,000 shares of common stock, par value $0.001 per share, of which not more than 10,000,000 shares will be issued and outstanding immediately prior to the Effective Time. Except for the Units to be issued in the Private Placement and as otherwise described in this Agreement, Parent has no outstanding options, rights or commitments to issue shares of Parent Common Stock or any other security of Parent or Acquisition Corp., and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock or any other security of Parent or Acquisition Corp. There is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock. All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any Person.

Section 3.05          Acquisition Corp. Acquisition Corp. is a wholly-owned New Jersey subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Certificate of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Certificate of Merger.

Section 3.06          Validity of Shares. The shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.06(a)(ii) hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and non-assessable. Based in part on the representations and warranties of the Stockholders as contemplated by Article IV hereof and assuming the accuracy thereof, the issuance of the Parent Common Stock upon consummation of the Merger pursuant to Section 1.06(a)(ii) will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state “Blue Sky” or securities laws.

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Section 3.07          SEC Reporting and Compliance.

(a)           Parent filed a registration statement on Form S-1 under the Securities Act, which became effective on or about March 14, 2013. Since that date, Parent has timely filed with the U.S. Securities and Exchange Commission (the “Commission”) all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

(b)           Parent has made available to the Company true and complete copies of the registration statements, information statements and other reports (collectively, the “Parent SEC Documents”) filed by Parent with the Commission as of the date hereof, and shall make available to the Company all Parent SEC Documents filed by Parent with the Commission through the Closing Date. None of the Parent SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

(c)           Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission and all subsequent registration statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by Parent with the Commission or delivered to the stockholders of Parent.

(d)           Parent is not an investment company within the meaning of Section 3 of the Investment Company Act of 1940, as amended.

(e)           Between the date hereof and the Closing Date, Parent shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws and of the OTCQB Marketplace maintained by OTC Markets Group, Inc.

(f)            To the best knowledge of Parent, Parent has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

Section 3.08          Financial Statements. The balance sheets and statements of operations, stockholders’ equity and cash flows contained in the Parent SEC Documents (the “Parent Financial Statements”) (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of Parent, and (iii) present fairly in all material respects the financial condition of Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. The financial statements included in Parent’s Form 10-K for the year ended October 31, 2015 were audited by KLJ & Associates, LLP, Parent’s independent registered public accounting firm. The financial information included in the Quarterly Report on Form 10-Q for the quarter ended July 31, 2016 is unaudited, but reflects all adjustments (including normally recurring accounts) that Parent considers necessary for a fair presentation of such information and has been prepared in accordance with GAAP, consistently applied.

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Section 3.09          Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp. required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

Section 3.10          Compliance with Laws and Other Instruments. The execution, delivery and performance by Parent and/or Acquisition Corp. of this Agreement, the Certificate of Merger and the other agreements to be made by Parent or Acquisition Corp. pursuant to or in connection with this Agreement or the Certificate of Merger and the consummation by Parent and/or Acquisition Corp. of the transactions contemplated by the Merger Documents will not cause Parent and/or Acquisition Corp. to violate or contravene (a) any provision of law, (b) any rule or regulation of any agency or government, (c) any order, judgment or decree of any court or (d) any provision of their respective charters or by-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent or Acquisition Corp. is a party or by which Parent and/or Acquisition Corp. or any of their respective properties is bound.

Section 3.11          No General Solicitation. In issuing Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

Section 3.12          Binding Obligations. Each of the Merger Documents constitutes a legal, valid and binding obligation of Parent and/or Acquisition Corp. (as the case may be), each is enforceable against it and/or them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 3.13          Absence of Undisclosed Liabilities. Neither Parent nor Acquisition Corp. has any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Parent SEC Documents, (b) to the extent set forth on or reserved against in the balance sheet of Parent in the most recent Parent SEC Document filed by Parent (the “Parent Balance Sheet”) or the notes to the Parent Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Parent Balance Sheet (the “Parent Balance Sheet Date”), none of which (individually or in the aggregate) materially and adversely affects the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Parent or Acquisition Corp. taken as a whole (the “Condition of Parent”) and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Parent SEC Documents.

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Section 3.14          Changes. Since the Parent Balance Sheet Date, except as disclosed in the Parent SEC Documents, Parent has not (a) incurred any debts, obligations or liabilities, absolute, accrued or, to Parent’s knowledge, contingent, whether due or to become due, except for current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Parent Balance Sheet and current liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business except in connection with the discontinuation of Parent’s existing business before the Closing, (e) cancelled or compromised any debt or claim, or waived or released any right of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) that could reasonably be expected to have a material adverse effect on the Condition of Parent, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the Condition of Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) could reasonably be expected to have a material adverse effect on the Condition of Parent, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Balance Sheet or its statement of income for the year ended on the Parent Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $5,000 in the aggregate or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

Section 3.15          Tax Returns and Audits. All required federal, state and local Tax Returns of Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid on or prior to the date hereof with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of Parent. Parent is not and has not been delinquent in the payment of any Tax. Parent has not had a Tax deficiency assessed against it. None of Parent’s federal income, state and local income and franchise tax returns has been audited by any governmental authority. The reserves for Taxes reflected on the Parent Balance Sheet are sufficient for the payment of all unpaid Taxes payable by Parent with respect to the period ended on the Parent Balance Sheet Date. To Parent’s knowledge, there are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Parent now pending, and Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

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Section 3.16          Employee Benefit Plans; ERISA.

(a)           Except as disclosed in the Parent SEC Documents, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) or any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by Parent. Any such plans listed in the Parent SEC Documents are hereinafter referred to collectively as the “Parent Employee Benefit Plans,” and each as a “Parent Employee Benefit Plan.”

(b)           All current and prior material documents, including all amendments thereto, with respect to each Parent Employee Benefit Plan have been given to the Company or its advisors.

(c)           All Parent Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

(d)           There are no pending, or to the knowledge of Parent, threatened, claims or lawsuits which have been asserted or instituted against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent Employee Benefit Plans or against any fiduciary of a Parent Employee Benefit Plan with respect to the operation of such plan.

(e)           There is no pending, or to the knowledge of Parent, threatened, investigation or pending or possible enforcement action by the United States Pension Benefit Guaranty Corporation, Department of Labor, Internal Revenue Service or any other government agency with respect to any Parent Employee Benefit Plan.

(f)            No actual or, to the knowledge of Parent, contingent liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other expense or obligation of any Parent Employee Benefit Plan, except as disclosed on the financial statements of Parent or the Parent SEC Documents, and to the knowledge of Parent, no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

Section 3.17          Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or Acquisition Corp. or any of their respective properties, assets or businesses. To the knowledge of Parent, neither Parent nor Acquisition Corp. is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

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Section 3.18          Interested Party Transactions. Except as disclosed in the Parent SEC Documents, no officer, director or stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or of Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Parent or (ii) purchases from or sells or furnishes to Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which Parent is a party or by which it or any of its assets may be bound or affected.

Section 3.19          Questionable Payments. Neither Parent, Acquisition Corp. nor, to the knowledge of Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of Parent or Acquisition Corp. has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.20          Obligations to or by Stockholders. Except as disclosed in the Parent SEC Documents, Parent has no liability or obligation or commitment to any stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate or associate have any liability, obligation or commitment to Parent.

Section 3.21          Assets and Contracts. Except as expressly set forth in this Agreement, the Parent Balance Sheet or the notes thereto, or the Parent SEC Documents, Parent is not a party to any written or oral agreement not made in the ordinary course of business that is material to Parent. Parent does not own any real property. Except as expressly set forth in this Agreement, the Parent Balance Sheet or the notes thereto, or the Parent SEC Documents, Parent is not a party to or otherwise bound by any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Parent or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which Parent is lessee of or holds or operates any property, real or personal, owned by any other Person, (h) lease or agreement under which Parent is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of Parent or any present or former officer, director or stockholder of Parent, (k) agreement obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (l) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months after the Closing Date that involves an expenditure or receipt by Parent in excess of $1,000. Parent maintains no insurance policies or insurance coverage of any kind with respect to Parent, its business, premises, properties, assets, employees and agents. No consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Parent in effect following the consummation of the Merger and the transactions contemplated hereby.

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Section 3.22          Employees. Other than pursuant to ordinary arrangements of employment compensation, Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

Section 3.23          Disclosure. No representation or warranty by Parent herein and no information disclosed by Parent in the schedules or exhibits hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV.
ADDITIONAL REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE STOCKHOLDERS

Prior to the Effective Time, a Stockholder Representation Letter in the form attached hereto as Exhibit C (“Stockholder Representation Letter”) shall be mailed to each holder of record of Company Stock that is to be converted pursuant to \* MERGEFORMAT Section 1.06 hereof into the right to receive Parent Common Stock, which shall contain the representations, warranties and covenants of such Stockholder as set forth therein, including without limitation, (i) that such Stockholder has full right, power and authority to deliver such Company Stock and Stockholder Representation Letter, (ii) that the delivery of such Company Stock will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such Stockholder is bound or affected, (iii) that such Stockholder has good, valid and marketable title to all shares of Company Stock indicated in such Stockholder Representation Letter and that such Stockholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Company Stock, (iv) whether such Stockholder is an “accredited investor,” as such term is defined in Regulation D under the Securities Act, and that such Stockholder is acquiring Parent Common Stock for investment purposes, and not with a view to selling or otherwise distributing such Parent Common Stock in violation of the Securities Act or the securities laws of any state, and (v) that such Stockholder has had an opportunity to ask and receive answers to any questions such Stockholder may have had concerning the terms and conditions of the Merger and the Parent Common Stock and has obtained any additional information that such Stockholder has requested. Delivery shall be effected, and risk of loss and title to the Company Stock shall pass, only after the Effective Time and upon delivery to Parent (or an agent of Parent) of (x) certificates, if any, evidencing ownership thereof as contemplated by \* MERGEFORMAT Section 1.07 hereof (or affidavit and indemnification regarding a lost or undelivered certificate), and (y) the Stockholder Representation Letter containing the representations, warranties and covenants contemplated by this \* MERGEFORMAT Article IV .

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ARTICLE V.
CONDUCT OF BUSINESSES PENDING THE MERGER.

Section 5.01          Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement or the other agreements contemplated hereby:

(a)           the business of the Company shall be conducted only in the ordinary course;

(b)           the Company shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its Certificate of Incorporation or By-laws except to effectuate the transactions contemplated herein or therein or in the Disclosures or (iii) split, combine or reclassify the outstanding Company Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

(c)           the Company shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Company Stock, except to issue shares of Company Stock in connection with any matter contemplated herein or therein or relating to the Disclosures (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

(d)           the Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it; and

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(e)           the Company will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). The Company will promptly advise Parent orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing.

Section 5.02          Conduct of Business by Parent and Acquisition Corp. Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement or the other agreements contemplated hereby:

(a)           the business of Parent and Acquisition Corp. shall be conducted only in the ordinary course; provided, however, that Parent shall take the steps necessary to have discontinued its existing business without liability to Parent or Acquisition Corp. or the Surviving Corporation immediately following the Effective Time;

(b)           neither Parent nor Acquisition Corp. shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its charter or by-laws other than to effectuate the transactions contemplated hereby; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock;

(c)           neither Parent nor Acquisition Corp. shall (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock, except as issued or agreed upon pursuant to the Private Placement contemplated hereby; (ii) acquire or dispose of any assets other than in the ordinary course of business (except for dispositions in connection with Section 5.02 (a) hereof); (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business contract or enter into any negotiations in connection therewith;

(d)           neither Parent nor Acquisition Corp. will, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). Parent will promptly advise the Company orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving the Parent or Acquisition Corp. or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement. Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

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(e)           neither Parent nor Acquisition Corp. will enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

ARTICLE VI.
ADDITIONAL AGREEMENTS

Section 6.01          Access and Information. The Company, on the one hand, and Parent and Acquisition Corp., on the other hand, shall each afford to the other and to the other’s accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information and shall use such information only to effect the transactions contemplated hereby and as otherwise expressly permitted herein (other than such information that (a) is already in such party’s possession or (b) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (c) becomes available to such party on a non-confidential basis from a source other than the other party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to the other party hereto until such time as such information is otherwise publicly available; provided, however, that (i) any such information may be disclosed to such party’s directors, officers, employees and representatives of such party’s advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information and bound by confidentiality and non-use obligations no less restrictive than those set forth herein), (ii) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (iii) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request or applicable laws or rules of the Commission; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information that is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

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Section 6.02          Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary waivers, consents, approvals and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, Acquisition Corp. and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition Corp. and the Company shall take all such necessary action.

Section 6.03          Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for the Parent Common Stock, provided, that in such case Parent will use its best efforts to allow the Company to review and reasonably approve any such press release or public announcement prior to its release.

Section 6.04          Appointment of Directors and Officers. As of the Effective Time, Parent shall cause the persons listed as officers and directors in Exhibit B hereto to be elected to the Board of Directors of Parent or appointed to the offices of Parent as set forth therein. At the first annual meeting of Parent’s stockholders and thereafter, the election of members of Parent’s Board of Directors shall be accomplished in accordance with the By-laws of Parent and the rules of the Commission.

Section 6.05          LOI Advance; Private Placement. As of the execution of this Agreement, Parent shall have funded to the Company the LOI Advance (as defined in the binding letter of intent between Parent and the Company dated October 27, 2016, the “LOI”) pursuant to the terms of the LOI and that certain promissory note between Parent and the Company dated as of October 27, 2016. Upon the Closing and in accordance with the terms of such promissory note, any balance then owed thereunder shall become an intercompany loan by Parent to the Surviving Corporation, and Parent shall waive all of its rights to any such balance. Further, pursuant to the terms of the LOI, prior to, or immediately following the Closing, Parent shall issue and sell up to a maximum of $2,000,000 of its Units in the Private Placement (less any Units sold prior to the Closing) and shall pay the proceeds of the Private Placement to the Surviving Corporation as follows: (i) $400,000 upon Closing, and (ii) $500,000 per quarter for the next three quarters thereafter.

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Section 6.06          Super Form 8-K. On or prior to the Closing, Parent and the Company shall jointly prepare and approve a draft of the Current Report on Form 8-K of Parent with respect to the Closing of the Merger, the Private Placement, and all other transactions contemplated hereby or effected as a result hereof, under all items of such form requiring disclosure in connection therewith (the “Super Form 8-K”). Parent shall cause the Super Form 8-K, together with all exhibits thereto, to be timely filed with the Commission in accordance with all applicable requirements therefor.

Section 6.07          Disclosure. Concurrently with the execution of this Agreement, the Company shall deliver to Parent and Acquisition Corp. all schedules and exhibits to be attached hereto. Such schedules and exhibits, including, without limitation, the Disclosures, and all updates thereto shall be prepared in good faith and contain accurate, true, correct and complete information. From the date of execution of this Agreement through the Closing, the Company will promptly notify Parent and Acquisition Corp. if the Company becomes aware of any fact, circumstance or condition that causes or constitutes a breach of any of the Company’s representations or warranties (with each such fact, circumstance or condition, an “Update”). Should any such fact, circumstance or condition require any change in the Disclosures if the Disclosures were dated the date of the occurrence or discovery of such fact, circumstance or condition, the Company will promptly deliver to Parent and Acquisition Corp. a written description of the Update which shall amend and supplement the Disclosures for purposes of determining the accuracy of any representations and warranties made by the Company in this Agreement and whether the conditions set forth in Article VII have been satisfied.

Section 6.08          Broker’s and Finder’s Fees. Parent and Acquisition Corp. jointly and severally, on the one hand, and the Company, on the other hand, shall indemnify and hold each other harmless from and against any and all claims, losses or liabilities for any finder, broker or similar commission, fee or other compensation as a result of the claim by any Person that the indemnifying party or parties introduced or assisted them in connection with the transactions contemplated by or described herein.

Section 6.09          Transfer Restrictions.

(a)                The Company realizes that the Parent Common Stock to be received by the Stockholders pursuant to Section 1.06(a) (the “Merger Consideration”) is not registered under the Securities Act, or any foreign or state securities laws. The Company agrees that the Merger Consideration may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a “Transfer”) by the recipient thereof except in compliance with the Securities Act, if applicable, and applicable foreign and state securities laws. The Company understands that the Merger Consideration can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The Company understands that to Transfer the Merger Consideration may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

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(b)           To enable Parent to enforce the transfer restrictions contained in Section 6.09(a), the Company hereby consents to the placing of legends upon stock certificates representing, and stop-transfer orders with the transfer agent of the Parent Common Stock with respect to, the Merger Consideration, including, without limitation, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, MORTGAGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, OR (II) IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY AND ITS COUNSEL.”

Section 6.10          Audit Fees. All fees and expenses associated with any audit of the Financial Statements that Parent or Acquisition Corp. shall request or require pursuant to rules and regulations of the Exchange Act shall be paid by Parent, which payments shall be in addition to the LOI Advance. Parent shall be permitted to offset the aggregate amount of all such fees and expenses against the aggregate amount to be received by Parent in the Private Placement and funded to the Surviving Corporation.

ARTICLE VII.
CONDITIONS TO PARTIES’ OBLIGATIONS

Section 7.01          Conditions to Parent and Acquisition Corp. Obligations. The obligations of Parent and Acquisition Corp. under this Agreement and the Certificate of Merger are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by Parent:

(a)           The representations and warranties of the Company under this Agreement, as modified or qualified by any Disclosure or Update, shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)          The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c)           No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

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(d)           Parent and Acquisition Corp. shall have received the following:

(i)            Copies of resolutions of the Board of Directors and the Stockholders of the Company, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Merger Documents and all other documents and instruments to be delivered pursuant hereto and thereto.

(ii)           A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the Certificate of Incorporation and By-laws of the Company delivered to Parent and Acquisition Corp. at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

(iii)          A certificate, dated as of the Closing Date, executed by the President and Chief Executive Officer of the Company certifying that the conditions set forth in this Section 7.01 with respect to the Company have been satisfied.

(iv)          Evidence as of a recent date and within five (5) days of the Closing Date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of New Jersey and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

(v)           Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and Acquisition Corp. may reasonably request not less than five (5) business days prior to the Closing Date.

(e)           Not less than the requisite Stockholders as required by Section 14A:10-3 of the NJBCA shall have approved, by written consent pursuant to Section 14A:5-6 of the NJBCA or by a vote at a duly noticed meeting of the Stockholders pursuant to Section 14A:5-1 et seq. of the NJBCA, this Agreement and the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger.

(f)            Parent shall have received Stockholder Representation Letters executed by all of the Stockholders.

(g)           Since the date of this Agreement, there shall not have been any material adverse effect with respect to the Company.

(h)           The dissenting Stockholders for which demands for an appraisal thereof have not been withdrawn or for which the holders thereof have not failed to perfect or otherwise waived or lost appraisal rights under the applicable provisions of the NJBCA shall hold less than five percent (5%) of the issued and outstanding shares of Company Stock.

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(i)            Parent shall have received from the Company the audited, unaudited and proforma financial statements required to be included in the Super Form 8-K.

(j)            All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Parent and Acquisition Corp. The Company shall furnish to Parent and Acquisition Corp. such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.01 as Parent or its counsel may reasonably request.

Section 7.02          Conditions to the Company’s Obligations. The obligations of the Company under this Agreement and the Certificate of Merger are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)           The representations and warranties of Parent and Acquisition Corp. under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)           Parent and Acquisition Corp. shall have performed and complied in all material respects with all agreements and conditions required by this Agreement and the Certificate of Merger to be performed or complied with by them on or before the Closing Date.

(c)           The Company shall have received the following:

(i)            Copies of resolutions of Parent’s and Acquisition Corp.’s respective boards of directors and the sole stockholder of Acquisition Corp., certified by their respective Secretaries, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, the Certificate of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto.

(ii)           A certificate of incumbency executed by the respective Secretaries of Parent and Acquisition Corp. certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Agreement and further certifying that the charters and by-laws of Parent and Acquisition Corp. appended thereto have not been amended or modified.

(iii)          A certificate, dated as of the Closing Date, executed by the President and Chief Financial Officer of each of the Parent and Acquisition Corp., certifying that the conditions set forth in this Section 7.02 with respect to Parent and Acquisition Corp. have been satisfied.

(iv)          A certificate of Action Stock Transfer Corporation, Parent’s transfer agent and registrar, certifying, as of the business day prior to the Closing Date, a true and complete list of the names and addresses of the record owners of all of the then outstanding shares of Parent Common Stock, together with the number of shares of Parent Common Stock held by each record owner and the total number of shares of Parent Common Stock then outstanding.

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(v)           Evidence as of a recent date and within five (5) days of the Closing Date of the good standing and corporate existence of each of Parent and Acquisition Corp. issued by the Secretary of State of the State of Nevada and the Secretary of State of the State of New Jersey, respectively, and evidence that Parent and Acquisition Corp. are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.

(vi)          Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request not less than five (5) business days prior to the Closing Date.

(d)           Not less than the requisite Stockholders as required by Section 14A:10-3 of the NJBCA shall have approved, by written consent pursuant to Section 14A:5-6 of the NJBCA or by a vote at a duly noticed meeting of the stockholders pursuant to Section 14A:5-1 et seq. of the NJBCA, this Agreement and the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger.

(e)           Documentation reasonably satisfactory to the Company evidencing that “accredited investors,” as such term is defined in Rule 501 promulgated under the Securities Act, are irrevocably committed to fund and close the Private Placement.

(f)            As of immediately prior to the Effective Time, the total number of issued and outstanding shares of Parent Common Stock shall not exceed 10,000,000 (excluding any shares issued pursuant to the Private Placement).

(g)           As of the Closing Date, Parent shall have no more than $1,000 in actual or contingent liabilities as reflected on its balance sheet as of such date and no liabilities or obligations not disclosed on such balance sheet or in the Parent Financial Statements, except for Parent’s obligations in connection with this Agreement or the Private Placement or transactions otherwise contemplated hereby.

(h)           All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to the Company. Parent and Acquisition Corp. shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.02 as the Company may reasonably request.

(i)            No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

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ARTICLE VIII.
NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties of the parties made in Article II and Article III of this Agreement (including the schedules to this Agreement (including, without limitation, the Disclosures), which are hereby incorporated by reference) shall not survive beyond the Effective Time. This Article VIII shall not limit any claim in any way based upon any certificate, opinion, covenant, or agreement which by its terms is relied upon by a party or contemplates performance after the Effective Time or pursuant to any other certificate, statement or agreement or any claim for fraud.

Article IX.
Termination Prior to Closing

Section 9.01          Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a)           By the mutual written consent of the Company, Acquisition Corp. and Parent;

(b)           By the Company, if Parent or Acquisition Corp. (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after the Company has notified Parent and Acquisition Corp., as applicable, of its intent to terminate this Agreement pursuant to this paragraph (b);

(c)           By Parent and Acquisition Corp. if the Company (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Parent or Acquisition Corp. has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

(d)           By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Acquisition Corp. or the Company that prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry by any such court or governmental or regulatory agency; or

(e)           By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if the Closing has not occurred on or prior to January 31, 2017 for any reason other than delay or nonperformance of the party seeking such termination.

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Section 9.02          Termination of Obligations. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder, except for the obligations under Section 10.03 and Section 10.14 ; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 9.01 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

ARTICLE X.
MISCELLANEOUS

Section 10.01      Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

(a)           If to Parent or Acquisition Corp.:

NewGen BioPharma Corp.

3221 Dominquez Avenue

Quezon City, Philippines

Attention: Jerwin Alfiler

With a copy to:

Greenberg Traurig, LLP

1201 K Street, Suite 1100

Sacramento, California 95814

Attention: Mark C. Lee, Esq.

(b)           If to the Company:

NewGen BioPharma Corporation

210 Jacobs Creek Road

Titusville, New Jersey 08560

Attention: Navdeep Jaikaria

Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing.

Section 10.02      Entire Agreement. This Agreement, including the schedules (including, without limitation, the Disclosures) and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter, including, without limitation, the LOI.

Section 10.03      Expenses. Up to $75,000 in legal, accounting and other expenses incurred by Parent in connection with the transactions contemplated by this Agreement shall be paid by Parent prior to the Closing, which payments shall be in addition to the LOI Advance. Parent shall be permitted to offset the aggregate amount of all such legal, accounting and other expenses against the aggregate amount to be received by Parent in the Private Placement and funded to the Surviving Corporation.

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Section 10.04      Time. Time is of the essence in the performance of the parties’ respective obligations herein contained.

Section 10.05      Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.06      Waiver. At any time prior to the Effective Time, Parent or Acquisition Corp., on the one hand, or the Company, on the other hand, may with respect to the other party(ies) hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) unless prohibited by applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 10.07      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.08      Attorneys Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 10.09      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that no party hereto shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.

Section 10.10      No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

Section 10.11      Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties. This Agreement, to the extent a signed version hereof or signature hereto is delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

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Section 10.12      Recitals, Schedules and Exhibits. The recitals, schedules (including, without limitation, the Disclosures) and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

Section 10.13      Section Headings and Gender. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 10.14      Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of laws thereof, except that the applicable terms of Article I and Article VII shall be governed by the NJBCA.

Section 10.15      Amendment. This Agreement may be amended solely by a writing executed and delivered by each of the parties hereto; provided, that, subsequent to approval of this Agreement by the Stockholders, this Agreement may not be amended to: (a) change the amount or kind of shares or other securities, interests, obligations, rights to acquire shares or other securities, cash, or other property to be received by the Stockholders upon conversion of their shares of Company Stock hereunder; (b) change the Certificate of Incorporation of the Company that will be the Certificate of Incorporation of the Surviving Corporation after the Closing, except for changes permitted by applicable provisions of the NJBCA and NRS and changes that are expressly set forth herein; or (c) change any of the other terms or conditions of the Agreement if the change would adversely affect the Stockholders in any material respect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first written above.

PARENT:

NEWGEN BIOPHARMA CORP.

a Nevada corporation

By:_______________________________________

Name: Jerwin Alfiler

Title: President

ACQUISITION CORP.:

NEWGEN MERGER SUB INC.

a New Jersey corporation

By:_______________________________________

Name: Jerwin Alfiler

Title: President

THE COMPANY:

NEWGEN BIOPHARMA CORPORATION

a New Jersey corporation

By:_______________________________________

Name: Navdeep Jaikaria

Title: President

[COUNTERPART SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

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EXHIBIT A

CERTIFICATE OF MERGER

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EXHIBIT B

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

Directors:

Dr. Navdeep Jaikaria, Chairman of the Board

Dr. Rahul Singhvi

Additional individual(s) to be determined prior to the Effective Time by mutual agreement of Parent and the Company

Officers:

Name:	Position:

Dr. Navdeep Jaikaria	President and Chief Executive Officer

An individual to be determined prior to the Effective Time by mutual agreement of Parent and the Company	Treasurer and Chief Financial Officer

An individual to be determined prior to the Effective Time by mutual agreement of Parent and the Company	Secretary

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EXHIBIT C

STOCKHOLDER REPRESENTATION LETTER

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